SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2007 (October 19, 2007)

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

California		65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12121 Wilshire Boulevard, Suite 350
Los Angeles, California 90025
(Address of Principal Executive Offices)

310-826-1781
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

AJ. Robbins, PC, certified public accountants, the independent accountant who had been engaged by CyberDefender Corporation (the “Company”) as the principal accountant to audit the Company’s consolidated financial statements, was dismissed effective October 22, 2007. On October 19, 2007, the Company’s Board of Directors approved the engagement of KMJ Corbin & Company LLP as the Company’s new principal independent accountant to audit the Company’s consolidated financial statements for the year ending December 31, 2007.

The decision to change the Company’s independent accountant from AJ. Robbins to KMJ Corbin & Company LLP was approved by the Company’s Board of Directors.

The report of AJ. Robbins, PC on the financial statements of the Company as of and for the years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion, or a disclaimer of opinion, however the report issued on the financial statements for the year ended December 31, 2006 was modified as to the Company’s ability to continue as a going concern. During the periods ended December 31, 2005 and December 31, 2006 and the interim period from January 1, 2007 through the date of dismissal, the Company did not have any disagreements with AJ. Robbins, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJ. Robbins, PC would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging KMJ Corbin & Company LLP, the Company had not consulted KMJ Corbin & Company LLP, regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01	Financial Statements and Exhibits

16	Letter re Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERDEFENDER CORPORATION

/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer
Dated: October 24, 2007